Exhibit 5.1

February 20, 2026

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

United States of America

Nissan Auto Leasing LLC II Nissan-Infiniti LT LLC One Nissan Way Franklin, Tennessee 37067	T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com

Re:	Nissan Auto Leasing LLC II and Nissan-Infiniti LT LLC

Registration Statement on Form SF-3

Registration Nos. 333-282606 and 333-282606-01

Ladies and Gentlemen:

We have acted as special counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Depositor”), in connection with the above-captioned registration statement (the “Registration Statement”) and the offering and sale of the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (collectively, the “Notes”) described in the prospectus dated February 18, 2026 (the “Prospectus”), which has been filed by the Depositor with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Nissan Auto Lease Trust 2026-A, a Delaware statutory trust (the “Issuing Entity”), formed by the Depositor pursuant to a trust agreement between the Depositor and Wilmington Trust, National Association, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuing Entity and U.S. Bank Trust Company, National Association, as indenture trustee.

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Prospectus, the Underwriting Agreement and the current draft of the Indenture (including the form of the Notes included as an exhibit thereto).

Based on and subject to the foregoing, we are of the opinion that with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Issuing Entity, authenticated by the Indenture Trustee, and sold by the Depositor, and (c) payment of the agreed consideration for the Notes has been received by the Issuing Entity, all in accordance with the terms and conditions of the Indenture and the Underwriting Agreement and in the manner described in the Prospectus, such Notes will have been duly authorized by all necessary action of the Issuing

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT LLC

February 20, 2026

Entity and will be legally issued and binding obligations of the Issuing Entity, and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York, the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Mayer Brown LLP

Nissan Auto Leasing LLC II

Nissan-Infiniti LT LLC

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting that we are “experts” within the meaning of the Act or the rules or regulations of the Commission thereunder, with respect to any part of the Registration Statement or the Prospectus.

Respectfully submitted,

/s/ Mayer Brown LLP

MAYER BROWN LLP